Exhibit 99.1

For Immediate Release:

Contact:	William G. Schultz, President and Chief Executive Officer
David T. McGraw, Vice President – Finance and Chief Financial Officer
Telephone 952-996-1674

Communications Systems, Inc. Reports Expected $23 Million in New Business for JDL Technologies

Miami-Dade County Public School District Selects JDL Technologies as a Partner for ‘Bringing Wireless to the Classroom’ Initiative

MINNETONKA, Minn., October 23, 2012 /PRNewswire/ -- Communications Systems, Inc. (NASDAQ: JCS - News) today announced that its JDL Technologies division, based in South Florida, has been selected as one of the partners for a project with the Miami-Dade County Public School District (“M-DCPS”), the fourth largest public school district in the United States.  The Miami-Dade County Public School District serves some 345,000 students, who speak 56 different languages and represent 160 countries, and employs more than 40,000 educators and staff.

As part of the district’s “Bringing Wireless to the Classroom” initiative, M-DCPS applied for and has been granted federal funding under the E-Rate program to expand wireless connectivity for students and staff. JDL Technologies has been selected to provide the hardware and wiring for 232 district schools as part of the project.

“We are honored to have been selected as a strategic partner in bringing the benefits of wireless connectivity to the students and staff of this important school district,” said Scott Fluegge, Vice President and General Manager of JDL Technologies. “This newest opportunity further strengthens our position as a premier technology partner in the education and enterprise markets.”

The wireless connectivity project is expected to launch in the fourth quarter of 2012 for completion by year-end 2013, and to contribute up to $23 million in revenue to JDL Technologies. Under the E-Rate program, the Miami-Dade County Public School District must fund 10 percent of the initiative in order to receive 90 percent from the Schools and Libraries Division of the federal government.

Cautionary Statement about Miami-Dade County Public School District Project

This press release includes forward-looking statements concerning the Company’s future financial performance. For these forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in federal securities laws. Shareholders and the investing public should understand that these forward-looking statements are subject to risks and uncertainties, including those disclosed in our periodic filings with the SEC, which could cause actual performance, activities or plans after the date the statements are made to differ significantly from those indicated in the forward-looking statements when made.

In addition, the forward-looking statements in this press release are subject to the following factors:

•	While this project will contribute to CSI’s overall profitability, the M-DCPS project is primarily hardware; therefore the Company’s margins from this project will be significantly lower than the margins from JDL’s historical projects, which have included a significant value-added service component;
•	The timing and availability of the federal and district components of the funding of this project could affect the timing of JDL’s delivery of services and its receipt of revenues under the project.

Communications Systems, Inc. intends to provide updates on the progress of this project in future SEC filings.

About Communications Systems

Communications Systems, Inc. provides physical connectivity infrastructure and services for global deployments of broadband networks. Focusing on innovative, cost-effective solutions, CSI provides customers the ability to deliver, manage, and optimize their broadband network services and architecture. From the integration of fiber optics in any application and environment to efficient home voice and data deployments to optimization of data and application access, CSI provides the tools for maximum utilization of the network from the edge to the user. With partners and customers in more than 50 countries, CSI has built a reputation as a reliable global innovator focusing on quality and customer service.